EXHIBIT 10.14


THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS NOTE MAY NOT BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (B) PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

                              SOMANTA INCORPORATED

           Amended and Restated Secured Convertible Promissory Note


Up to $1,250,000                                                November 8, 2005

         This Amended and Restated Secured Convertible Promissory Note (this "Note") amends, restates and replaces in its entirety that certain Existing Note (as hereinafter defined) and is issued in substitution by Somanta Incorporated (formerly Bridge Oncology Products, Inc.), a Delaware corporation (the "Company"), with its principal executive office at 19200 Von Karman Avenue, Suite 400, Irvine, CA 92612, in favor of SCO Capital Partners LLC, a Delaware limited liability company, with offices at 1285 Avenue of the Americas, 35th Floor, New York, New York 10019 ("SCO" and together with any permitted registered assigns, the "Payee"). The "Existing Note" means that certain Secured Convertible Promissory Note of the Company, $1,000,000 principal amount, issued in favor of SCO on August 23, 2005.

         FOR VALUE RECEIVED, the Company, promises to pay to the order of Payee the principal sum equal to the aggregate principal amount of all Tranches loaned to the Company by Payee (the "Principal Amount"), which Principal Amount shall in no event exceed $1,250,000, plus all accrued and unpaid interest thereon, pursuant to the Letter Agreement dated as of even date herewith, between the Company and the Payee (the "Letter Agreement"), on the Maturity Date. Capitalized terms used and not defined herein shall have the meanings ascribed thereto in the Letter Agreement.

         The Initial Tranche in the amount of One Million Dollars ($1,000,000) was fully funded and delivered by the Payee to the Company on August 23, 2005 and has been accruing interest at the Base Interest Rate (as defined below) since such date. Subject to the conditions specified herein and in the Letter Agreement, Additional Tranches will be made available to the Company on or after the date hereof in such amounts as may be requested by the Company pursuant to a Request Letter, provided that (i) no such Tranche shall be in a principal amount less than $50,000, (ii) the aggregate amount of all Tranches hereunder shall not exceed the Maximum Funded Amount and (iii) the Company shall have delivered to SCO a duly authorized and executed Warrant together with its initial Request Letter. Each Additional Tranche will be funded within two (2) business days following the date on which SCO has received a Request Letter specifying the
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requested amount of such Additional Tranche and a certification (in form and substance satisfactory to SCO) signed by an authorized officer of the Company that all applicable conditions to funding set forth herein have been satisfied and that (i) the Company is not in breach of any covenant provided in this Note, the Letter Agreement, the Security Documents, the Engagement Letter, the Warrant or any other agreement between the Company and either SCO or SCO Securities LLC in connection with the foregoing agreements (collectively, the "Transaction Documents") and (ii) any and all representations and warranties made by the Company in this Note shall be true and correct as of the time of funding of each such Additional Tranche.

         The Company hereby authorizes the Payee to endorse on the Schedule of Tranches attached to this Note as Exhibit A all Tranches made to the Company and all payments of principal amounts in respect of such Tranches, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all Tranches; provided, however, that the failure to make such notation with respect to any Tranche or payment shall not limit or otherwise affect the obligations of the Company under the Letter Agreement, this Note or otherwise.

                  The Maturity Date shall mean the earliest of (i) the date on which any Qualified Financing (as defined herein) occurs, (ii) the date on which an Event of Default (as defined herein) occurs, or (iii) February 28, 2006; provided, however, that upon the occurrence of an Event of Default the Payee shall, at its sole discretion, have the right to defer payment of the amounts due under this Note until February 28, 2007 and shall maintain its conversion right pursuant to Section 9 hereof until such date. "Qualified Financing" means the consummation by the Company (or the parent of the Company, as the case may be) of its next round of equity financing resulting in gross proceeds to the Company of at least Five Million Dollars ($5,000,000.00), which amount shall not include amounts that may be invested through the conversion of this Note or any other promissory notes issued by the Company, and as to which at least Two Million, Five Hundred Thousand Dollars ($2,500,000) of such securities issued by the Company (or the parent of the Company, as the case may be) in such financing (the "New Securities") are purchased by institutional investors. The Principal Amount, accrued interest and any other amounts due under this Note are payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest on this Note shall accrue on the Principal Amount outstanding from time to time, commencing on the date hereof, at a rate per annum computed in accordance with Section 4 hereof. This Note is made with full recourse to the Company and upon all the warranties, representations, covenants and agreements contained herein. Any amounts borrowed and repaid pursuant to this Note may not be reborrowed.

         The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, upon the occurrence of an Event of Default (as defined below), to pay to the holder of this Note, on demand, all reasonable out-of-pocket costs and expenses (including legal fees) incurred in connection with the enforcement and collection of this Note.

         1. Prepayment. This Note shall not be subject to any prepayment by the Company without the consent of the Payee in its sole discretion, except that the Company may prepay this Note in its entirety, plus all accrued and

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unpaid interest hereon, within five business days following the consummation by the Company (or the parent of the Company, as the case may be) of its next round of equity financing resulting in gross proceeds to the Company of at least Six Million Dollars ($6,000,000.00), which amount shall not include amounts (i) that may be invested through the conversion of this Note or any other promissory notes issued by the Company and (ii) that may be invested by SCO or any other Bridge Holder (as defined below).

         2. Day of Payment. Whenever any payment to be made hereunder shall become due and payable on a day which is not a Business Day (as defined below), such payment may be made on the next succeeding Business Day without being deemed past due and, in the case of any payment of principal, such extension of time shall in such case be included in computing interest on such payment. As used herein, "Business Day" shall mean any day which is not a Saturday or Sunday and on which banks in the State of New York are not authorized or required to close. Interest on past due principal and accrued interest thereon shall be calculated as follows: the aggregate amount of principal and interest past due as of such day of determination multiplied by the Default Interest Rate (as defined herein) and multiplied by a fraction, the numerator of which is the number of days such aggregate principal and interest is past due as of such day of determination and the denominator of which is 360.

         3. Use of Proceeds. The Company shall use the proceeds of each Tranche solely for the purposes set forth on Schedule A, unless otherwise consented to in writing by Payee.

         4.       Computation of Interest.

                  A. Base Interest Rate. Subject to subsections 4B and 4C below, the outstanding Principal Amount shall bear interest at a per annum rate of 7.5% (the "Base Interest Rate"), payable on the Maturity Date.

                  B. Penalty Interest. In the event the Note is not repaid on the Maturity Date, the rate of interest applicable to the unpaid Principal Amount and accrued interest thereon shall be adjusted to twelve percent (12%) per annum (the "Default Interest Rate") from the date of default until repayment; provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 4C below.

                  C. Maximum Rate. In the event that it is determined that New York law is not applicable to the indebtedness evidenced by this Note or that under New York law ("Applicable Usury Laws") the interest, charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity.

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         5.       Collateral. This Note is secured by a Security Agreement dated as of August 22, 2005 (as amended, modified or supplemented from time to time, the "Security Agreement") of the Company in favor of the Payee covering all assets and future assets of the Company therein described (collectively, the "Collateral"), and is entitled to the benefits thereof. The Security Agreement, the Uniform Commercial Code financing statements in connection with the Security Agreement, and any and all other documents executed and delivered by the Company to the Payee under which the Payee is granted liens on assets of the Company are collectively referred to as the "Security Documents."

         6.       Covenants of Company.

                  A. Affirmative Covenants. The Company covenants and agrees with respect to the Company and each of its Subsidiaries (which, for purposes of this Note means any entity (i) in which the Company, directly or indirectly, owns 51% of the capital stock or holds an equity or similar interest and (ii) which conducts substantive business activities or holds material assets) that on and after the date hereof, so long as this Note shall remain in effect, or the Principal Amount of, or interest thereon, or any fee, expense or amount payable hereunder or with respect to this Note shall be unpaid, it will perform the obligations set forth in this Section 6A:

                  (i) Conduct of Business. The Company will, and will cause each of its Subsidiaries to, use its best efforts to conduct its business in a manner consistent with past practices, do or to be done all things necessary to preserve relationship with its material vendors, customers, distributors, sales representatives and others having material business relationships with the Company or any of its Subsidiaries, and obtain the consent of the Payee on any capital expenditure in excess of $25,000, unless such expenditure is accounted for on Schedule A hereto. The Company will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to perform all obligations, and comply with the terms and provisions of, any Contract (as such term is defined in the Security Agreement) to which it is a party;

                  (ii) Taxes and Levies. The Company will, and will cause each of its Subsidiaries to, promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or any of its Subsidiaries, or upon any of their income and profits, or upon any of their property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company and each of its Subsidiaries shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested; provided, further, that this Section 6A(ii) shall not apply to those claims for labor, materials and supplies which the Payee consents in writing shall be excluded herewith, notwithstanding that such claims, if unpaid, might become a lien or charge upon such properties or any part thereof.

                  (iii) Maintenance of Existence. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights (character and statutory) and franchises, except where the failure to

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comply would not have a Material Adverse Effect (as defined herein) on the
Company or any of its Subsidiaries;

                  (iv) Maintenance of Property. The Company will, and will cause each of its Subsidiaries to, at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business and protect and maintain its licenses and its patents, copyrights, trademarks and trade secrets and all registrations and application for registration thereof except where the failure to take such action would not reasonably be expected to have a Material Adverse Effect;

                  (v) Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, use its best efforts to comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any governmental agency, in respect of the conduct of its business and the ownership of its properties (including without limitation applicable statutes, regulations and orders relating to equal employment opportunities or environmental standards or controls), except such as are being contested in good faith by appropriate proceedings, except where failure to comply would not have a Material Adverse Effect;

                  (vi) Insurance. The Company will, and will cause each of its Subsidiaries to, keep adequately insured all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

                  (vii) Books and Records. The Company will, and will cause each of its Subsidiaries to, at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents, subject to customary confidentiality restrictions but in no event more than once in each month absent a good-faith showing of need for additional inspection;

                  (viii) Notice of Certain Events. The Company will, and will cause each of its Subsidiaries to, give prompt written notice (with a description in reasonable detail) to the Payee of:

                           (a)      the occurrence of any Event of Default or
any event which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

                           (b)      the delivery of any notice effecting the
acceleration of any indebtedness which singly or together with any other accelerated indebtedness exceeds $25,000;

                           (c)      the issuance by any court or governmental
agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of or invalidating, or having the effect of invalidating, any material provision of this Agreement, of the initiation of any litigation or similar proceedings seeking any such injunction, order, decision, or other restraint;

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                           (d)      the filing or commencement of any action,
suit or proceeding against the Company or any of its Subsidiaries, whether at law or in equity or by or before any court of any Federal, state, municipal or other governmental agency or authority, which is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought and such relief, if obtained, would materially impair the right or ability of the Company to perform it obligations under this Note;

                           (e)      the commencement of any claim, litigation,
proceeding or tax audit not covered by insurance when the amount claimed is in any individual claim, litigation, proceeding or tax audit in excess of $25,000 or, in the aggregate, $50,000; and

                           (f)      of any material development materially and
adversely affecting the business, properties, liabilities, obligations, financial condition, prospects, operations or results of operations of the Company and its Subsidiaries, taken as a whole;

                  (ix) Financial Statements and Information. The Company shall furnish or cause to be furnished to the Payee:

                           (a)      within 90 days after the end of each fiscal
year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries, together with the related statements of income, changes in stockholder's equity, changes in cash flows as of the end of and for such fiscal year, all reported on by the accountants to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                           (b)      within 45 days after the end of each of the
first three fiscal quarters of each fiscal year, a copy of the consolidated balance sheet of the Company and each of its Subsidiaries together with the related statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its financial officers as presenting fairly in all material respects the financial conditions and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                           (c)      promptly after the same become available,
copies of all proxy statements and other materials distributed by the Company or any of its Subsidiaries to its stockholders, as the case may be; and

                           (d)      promptly following any request therefor,
such other information regarding the business, financial condition or operations of the Company or compliance with the terms of this Note, as the Payee may reasonably request, subject to customary confidentiality agreements and without causing undue expense to the Company or undue distraction of its employees or management.

                  B. Negative Covenants. The Company covenants and agrees with respect to the Company and each of its Subsidiaries that, so long as this Note shall remain in effect, or the Principal Amount of, or interest thereon, or any fee, expense or amount payable hereunder or with respect to this Note shall be unpaid, it will perform the obligations set forth in this Section 6B:

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                  (i)      Business in the Ordinary Course. The Company will,
and will cause each of its Subsidiaries to, (i) refrain from engaging in transactions other than in the ordinary course of business consistent with past practice; (ii) operate its respective businesses in accordance and in compliance with all applicable laws, ordinances, rules or regulations or orders, including, without limitation environmental laws, and all permits, authorizations, consents and approvals; (iii) maintain all permits and licenses in effect and, if necessary, make all appropriate filings for the renewal of any permits or licenses; (iv) refrain from entering into any transaction involving capital expenditures or commitments therefor (including any borrowings in connection with such transaction) of more than $25,000, individually, or $50,000 in the aggregate, or the disposal of any properties or assets (other than inventory in the ordinary course) with a value of more than $25,000, individually, or $50,000, in the aggregate, except in the case of foregoing clauses (ii) and
(iii) where the failure to take such action would not reasonably be expected to have a Material Adverse Effect or where such action is accounted for on Schedule A hereto;

                  (ii) Merger, Liquidation, Dissolution. The Company will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof); provided, however, that the Company may permit its Subsidiaries to liquidate or dissolve only on the condition that all of the assets of such Subsidiaries are immediately transferred to the Company and only if such liquidation or dissolution, as the case may be, would not result in a Material Adverse Effect;

                  (iii) Sales of Assets. The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets to any person or entity, provided that this clause (iii) shall not restrict any disposition made in the ordinary course of business and consisting of capital goods which are obsolete or have no remaining useful life;

                  (iv) Acquisition, Transfer or License of Intellectual Property. The Company will not, and will not permit any of its Subsidiaries to, acquire, sell, transfer, assign, license (whether as licensee or licensor), sublicense (whether as sublicensee or sublicensor) or otherwise obtain, dispose of or encumber any of the Company's or its Subsidiary's Intellectual Property (as defined below) or any Intellectual Property of any third party, as the case may be;

                  (v) Redemptions. The Company will not redeem or repurchase any outstanding equity and/or debt securities of the Company or its Subsidiaries (or securities convertible into or exchangeable for equity securities of such entity);

                  (vi) Indebtedness. Other than indebtedness for borrowed money of the Company or any of its Subsidiaries existing on the date of this Note and identified on the schedule delivered to the Payee on the date hereof, neither the Company nor any of its Subsidiaries will hereafter create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for

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borrowed money, except (A) in the ordinary course of business (consistent with past practice) but not to exceed $50,000 in the aggregate at any time outstanding and (B) the insurance premium financing arrangements with AFCO in the aggregate amount of $70,578;

                  (vii) Negative Pledge. Other than Liens (as defined below) existing on the date of this Note and expressly identified in the schedule delivered to the Payee on the date hereof, the Company will not, and will not permit any of its Subsidiaries to, hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "Lien") upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                           (a)      Liens for taxes, assessments or other
governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                           (b)      Liens of carriers, warehousemen, mechanics,
materialman and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                           (c)      Liens (other than Liens arising under the
Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                           (d)      Judgment Liens in existence less than 30
days after the entry thereof or with respect to which execution has been stayed in an amount not to exceed $25,000 singly or in the aggregate; and

                           (e)      any security interest granted to Immunodex,
Inc. or its successor in the BrE3 and Mc3 cell lines solely in connection with that certain license agreement dated as of August 18, 2005, between Immunodex, Inc. and Somanta Limited (the liens described in (a)-(e) being referred to herein as "Permitted Liens");

                  (viii) Investments. The Company will not, and will not permit any of its Subsidiaries to, purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for (i) investments in direct obligations of the United States of America or any agency thereof, (ii) obligations guaranteed by the United States of America, (iii) certificates of deposit or other obligations of any bank or trust company organized under the laws of the United

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States or any state thereof and having capital and surplus of at least $500,000,
(iv) existing investments in Subsidiaries, or (v) an investment in any subsidiary created for the purpose of making that investment;

                  (ix) Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company or any of its Subsidiaries (including officers, directors and shareholders owning five (5%) percent or more of the Company's outstanding capital stock), except (i) in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company and, where the transaction is valued in excess of $5,000, with the prior written consent of the Payee, which shall not be unreasonably withheld, (ii) transactions pursuant to existing agreements as set forth on Schedule B hereto delivered to the Payee on the date hereof and (iii) transactions contemplated by the Transaction Documents and any other agreements entered into in connection with this Note;

                  (x) Fundamental Changes. The Company will not, and will not permit any of its Subsidiaries to, consolidate or merge with any other person or entity, or to permit any other person or entity to merge into or consolidate with it or any of its Subsidiaries;

                  (xi) Acquisitions. The Company will not, and will not permit any of its Subsidiaries to, at any time, acquire all or substantially all of the assets or any of the capital stock of any person or entity, except that the Company may acquire the assets of any of its wholly-owned subsidiaries;

                  (xii) Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare, pay or make any dividend or other distribution, direct or indirect, on account of any shares of capital stock in such person or entity now or hereafter outstanding (other than a dividend payable solely in shares of such capital stock to the holders of such shares) or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of its capital stock now or hereafter outstanding (collectively, "Restricted Payments"), except:

                           (a)      any wholly-owned subsidiary of the Company
may make Restricted Payments to the Company; and

                           (b)      Restricted Payments made by any Subsidiary
of the Company to the Company in amounts sufficient to enable the Company, as the consolidated taxpayer for itself and its Subsidiaries, if applicable, to pay taxes when due;

                  (xiii) Lines of Business. Except as contemplated by the agreements entered into in connection with this Note, the Company will not, and will not permit any of its Subsidiaries to, materially change the nature of the business of the Company and its Subsidiaries as conducted on the date hereof or

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enter into any new business which materially increase the risk profile of the
Company and its Subsidiaries, taken as a whole;

                  (xiv) Amendment of Documents. Other than as may be required in connection with the consummation of a Qualified Financing, the Company will not, and will not permit any of its Subsidiaries to, modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate, their organizational documents;

                  (xv) Stock Option Plan; Board of Directors. Notwithstanding anything to the contrary set forth in this Note, the Company will not, and will not permit any of its Subsidiaries to, without the written consent of the Payee (a) adopt a stock option plan other than the Company's 2005 Omnibus Equity Incentive Plan, pursuant to which eight million (8,000,000) shares of common stock of the Company have been reserved (the "2005 Plan"), or increase the number of shares of common stock issuable pursuant to an existing stock option plan, including, without limitation, the 2005 Plan or (b) amend its by-laws to increase the number of directors serving on its board of directors; and

                  (xvi) Issuance of Equity Securities. The Company will not, and will not permit any of its Subsidiaries to, authorize or issue, or obligate itself to issue, any equity security (including any security convertible into or exercisable for any equity security) other than (A) shares of common stock of the Company issuable upon exercise of the options issued to Somanta Optionholders pursuant to the Share Exchange Agreement (as defined in the Letter Agreement) or to holders of options granted under the 2005 Plan, such exercise pursuant to the terms of such options as originally issued and (B) shares of capital stock of any Subsidiary issued to the Company.

                  (xvii) Compliance with Schedule A. Notwithstanding anything to the contrary set forth in Section 6A or 6B above, if any act or forbearance from acting is expressly described and accounted for in the Use of Proceeds set forth on Schedule A hereto, such act, including, without limitation, any expenditure or entry into or termination of any agreement or contract, or forbearance from acting, shall not constitute a breach or default under any of the covenants set forth in Section 6A or 6B as the case may be nor shall it constitute an Event of Default hereunder.

         7.       Events of Default.

                  A. The term "Event of Default" shall mean any of the events set forth in this Section 7A:

                  (i) Non-Payment of Obligations. The Company shall default in the payment of the principal or accrued interest of this Note as and when the same shall become due and payable, whether by acceleration or otherwise.

                  (ii) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in
(a) clauses (i), (iii), (vi), (viii) and (ix) of Section 6A or (b) clauses (ii),
(iv), (v) and (vii) of Section 6A and such default of any covenant set forth in clauses (ii), (iv), (v) and (vii) of Section 6A shall continue unremediated for ten (10) Business Days.

                  (iii) Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in
Section 6B.

                  (iv) Bankruptcy. The Company (or any of its Subsidiaries) shall:

                           (a)      apply for, consent to, or acquiesce in, the
appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Subsidiaries, or any of their property, or make a general assignment for the benefit of creditors; or

                           (b)      in the absence of such application, consent
or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Subsidiaries, or for any part of their property; or

                           (c)      permit or suffer to exist (i) the
commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, (ii) any dissolution, winding up or liquidation proceeding, in respect of the Company or any of its Subsidiaries, or (iii) the appointment of a trustee, receiver, sequestrator or other custodian, without causing the same to be dismissed within forty-five (45) days; and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or any of its Subsidiaries, or shall result in the entry of an order for relief; or

                           (d)      take any corporate or other action
authorizing, or in furtherance of, any of the foregoing; or

                  (v) Cross-Default. The Company (or any of its Subsidiary) shall default in the payment when due of any amount payable under any other obligation for money borrowed in an amount exceeding Twenty Five Thousand Dollars ($25,000); or

                  (vi) Cross-Acceleration. Any indebtedness for borrowed money of the Company (or any of its Subsidiaries) identified on the schedule delivered to the Payee on the date hereof in an aggregate principal amount exceeding Twenty Five Thousand Dollars ($25,000) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof; or

                  (vii) Orders, Judgments or Decrees. If any order, judgment, or decree shall be entered in any proceeding against the Company (or any Subsidiary) requiring such party to divest itself of a substantial part of its or his assets, or awarding a money judgment or judgments against any such entity aggregating more than $25,000, and if, within thirty (30) days after entry thereof, such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; or if, within thirty (30) days after the expiration of any such stay, such judgment, order or decree shall not have been discharged; or

                  (viii) Invalidity of Note or Security Documents. This Note or any other Security Document shall for any reason cease to be, or shall be asserted by the Company not to be, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by the Company not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under any of the Security Documents); or

                  (ix) Other Breaches, Defaults. The Company shall default and/or be in breach of any representation, warranty or covenant made by the Company to the Payee provided under this Note, any Security Document, the Letter Agreement, the Engagement Letter or any other agreement between the Company and either SCO or SCO Securities LLC in connection with the foregoing agreements, other than with respect to those representations and warranties contained in
Section 8 of this Note and in Section 5 of the Security Agreement.

                  B. Rights and Remedies Cumulative. No right or remedy herein conferred upon the Payee is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Note or the Security Documents, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

                  C. Rights and Remedies Not Waived. No course of dealing between the Company and the Payee or any failure or delay on the part of the Payee in exercising any rights or remedies of the Payee and no single or partial exercise of any rights or remedies hereunder or under the Security Documents shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

         8. Representations of the Company. The Company represents and warrants to the Payee that:

                  A. Corporate Organization; Etc. The Company and its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction in which they are incorporated, and have the full corporate power and authority to carry on their businesses as they are now being conducted and to own the properties and assets they now own; are duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which such qualification is required, except where the failure to so qualify or to be so licensed would not have a Material Adverse Effect on its business, financial condition, results of operations or on its ability to continue to conduct its business as currently conducted. The copies of the articles of incorporation and by-laws (or other relevant organization documents) and any amendments thereto of the Company and each of its Subsidiaries heretofore delivered to the Payee are complete and correct copies of such instruments as currently in effect. As used in this Note, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, prospects or financial condition of the Company and its Subsidiaries, taken as a whole. The term "Material Adverse Effect" does not include any material developments adversely affecting (i) the industry in which the Company is engaged generally or (ii) the national economy, security, stability or peace of the United States or any country, taken as a whole.

                  B. Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is set forth in Schedule 8B. All of such outstanding shares have been and are, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed in the schedule delivered to the Payee on the date hereof, (i) no shares of the Company's capital stock are subject to preemptive rights under Delaware law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company (other than as may be issued pursuant to the Letter Agreement); (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of this Note; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All prior sales of securities of the Company or any of its Subsidiaries were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto except to the extent any such rights would not reasonably be expected to have a Material Adverse Effect.

                  C. Financial Statements. The financial statements of the Company provided to the Payee have been prepared in accordance with GAAP, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), show all material liabilities, absolute or contingent, of the Company required to be required to be recorded thereon, and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  D. Absence of Changes. Since April 30, 2005, there have been no material adverse changes in the financial condition, business or properties of the Company or of the Company and its Subsidiaries, taken as a whole. Except as set forth in the schedule to be delivered to the Payee on the date hereof, since April 30, 2005, (i) the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, (ii) there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company, and (iii) the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

                  E. Title. Except as set forth in or contemplated by the schedule to be delivered to the Payee on the date hereof, the Company has good and marketable title to all material properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as not prohibited by Section 6(B)(vii) hereof or such as are not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns, leases or licenses all such properties as are necessary to its operations.

                  F. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (the "Intellectual Property") necessary to conduct their respective businesses as now conducted. Except as set forth on the schedule delivered to the Payee on the date hereof, none of the Company's Intellectual Property has expired or terminated, or is expected to expire or terminate within two years from the date of this Note, except where such expiration or termination would not have either individually or in the aggregate a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on such schedule, no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding Intellectual Property or other infringement, except where such infringement, claim, action or proceeding would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect. Except as set forth on such schedule, the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property except where the failure to do so would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect.

                  G. Litigation. Except as set forth in or contemplated by the schedule delivered to the Payee on the date hereof, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any court, arbitrator, governmental instrumentality or authority or other agency now pending or, to the knowledge of the Company, threatened against the Company, the adverse outcome of which would be reasonably likely to have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have a Material Adverse Effect.

                  H. Taxes. Except as set forth in or contemplated by the schedule delivered to the Payee on the date hereof, the Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or determined to be due on such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has properly accrued all taxes required to be accrued by GAAP consistently applied. The tax returns of the Company have never been audited by any state or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

                  I. Compliance With Laws; Licenses; Etc. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity except for such violations the sanctions for which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, and the Company has not received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would be reasonably likely to have a Material Adverse Effect. The Company has all material licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed or possess a permit would not reasonably be expected to have a Material Adverse Effect. The Licenses are in full force and effect and to the Company's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

                  J. Existing Indebtedness. The schedule delivered to the Payee on the date hereof is a complete and correct list of all indebtedness for borrowed money of the Company and its Subsidiaries in an unpaid principal amount exceeding $10,000, showing as to each item of such indebtedness the obligor, the aggregate principal amount outstanding and a brief description of any security therefor (after giving effect to the application of the proceeds of the sale of this Note). The Company is not in default in any material respect in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any such indebtedness and no event has occurred and is continuing which, with notice or the lapse of time or both, would become such a default.

                  K. Security Interest. Assuming that the Security Documents are in proper form and are perfected in accordance with applicable laws and regulations on the date thereof, the Security Documents create and grant to the Payee a legal, valid and perfected first priority security interest in the

Collateral. The Collateral is not subject to any other Lien or security interest whatsoever except Permitted Liens.

                  L. Subsidiaries. As of the date hereof, (i) the Company has only the Subsidiaries set forth on, and the authorized, issued and outstanding capital stock of each Subsidiary is as set forth on, the schedule delivered to the Payee on the date hereof and (ii) the ownership interests in each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned beneficially and of record by the persons set forth on such schedule, free and clear of all Liens. As of the date hereof, the Subsidiaries of the Company have not issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, except as set forth on such schedule. Except as set forth on such schedule, there are no agreements, voting trusts or understandings binding on the Company or any of its Subsidiaries restricting the transfer of the voting securities of any of the Company's Subsidiaries or affecting in any manner the sale, pledge, assignment or other dispositions thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing.

                  M. Investment Companies and Other Regulated Entities. Neither the Company nor any of its Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or the Federal Power Act, as amended.

                  N. Absence of Certain Restrictions. No indenture, certificate of designation for preferred stock, agreement or instrument to which the Company or any of its Subsidiary is a party (other than this Note or any Note issued pursuant to the Letter Agreement), prohibits or limits in any way, directly or indirectly the ability of any such Subsidiary to make Restricted Payments or repay any indebtedness to the Company or to another Subsidiary of the Company.

                  O. Authorization; No Violation.
                     ---------------------------

                  (a) The Company has full corporate power and authority necessary to enter into the Transaction Documents to carry out the transactions contemplated by the Transaction Documents. The Board of Directors of the Company has taken such necessary action to authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby. The Transaction Documents have been duly executed and delivered by the Company and are legal, valid and binding obligations of the Company enforceable against it in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                  (b) Neither the execution and delivery of any of the Transaction Documents nor the consummation of the transactions contemplated thereby will violate any provision of the articles or certificate of incorporation or by-laws or other organizational documents of the Company, be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company, any agreement or commitment to which the Company is a party or by which the Company is bound or to which the property of the Company is subject, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority applicable to the Company.

         9.       Conversion Right.

                  A. Conversion Upon a Qualified Financing.
                     -------------------------------------

                  (i) Upon written notice to the Company, the Payee may, at its sole option, upon the initial closing of the next Qualified Financing, convert the outstanding principal hereunder and all interest accrued thereon into such number of shares of fully paid and non-assessable New Securities that is equal to the quotient of (A) the outstanding principal hereunder plus all interest accrued thereon divided by (B) the lowest price per share at which New Securities are issued in the Qualified Financing. In addition, in connection with such conversion, the Payee shall receive rights as a purchaser and holder of New Securities (including, without limitation, customary registration rights) no less favorable in the aggregate and in any single instance than those granted to any other purchaser of New Securities. The Company agrees that it has no right to prevent the Payee from effecting such conversion without the Payee's consent, whether by attempting to prepay this Note (whether or not there shall have been a default hereunder) or otherwise. For avoidance of doubt, if the Payee does not elect to convert this Note into New Securities in the Qualified Financing, then this Note shall become immediately due and payable upon the consummation of the Qualified Financing, and the Company shall immediately, upon such consummation, pay in full all outstanding principal hereunder and all interest accrued thereon to the Payee.

                  (ii) Notice of Qualified Financing. The Company shall notify the Payee in writing not less than 10 business days prior to the expected closing date of any Qualified Financing. Such notice shall include all of the material terms of the proposed Qualified Financing and shall include, as promptly as such documents are available, then-current drafts of the transaction documents for the Qualified Financing. Following such notice, the Company shall provide Payee with any transaction documents or revised drafts thereof at the same time that such transaction documents or drafts are made available to any investor in the Qualified Financing. The Company shall negotiate the terms of such transaction documents in good faith with the Payee.

                  (iii) Fractional Shares. Upon the conversion of this Note pursuant to this Section 9.A, fractional shares representing New Securities shall be issued only if fractional shares are issuable in connection with the Qualified Financing to investors generally. If no fractional shares are so issuable, then with respect to any fraction of a share called for upon the conversion of this Note or any portion hereof, a cash amount equal to such fraction shall be paid to the Payee.

                  B. Optional Conversion.
                     -------------------

                  (i) At any time after February 28, 2006, the outstanding principal hereunder plus all interest accrued thereon may, at the Payee's option, be converted into such number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") that would result in SCO, together with the other Bridge Holders (as defined below), holding 80% of the Common Stock of the Company (or of all capital stock of the Company, if applicable) on and subject to the terms and conditions set forth in this Section 9.B (such number of shares, the "Conversion Number"). For purposes of the foregoing calculations, the total number of shares of Common Stock (or other capital stock of the Company, if applicable) shall be determined on a fully-diluted basis. "Bridge Holders" shall have the meaning assigned to such term in that certain Voting Agreement dated as of August 22, 2005 (the "Voting Agreement"), by and among the Company, the persons and entities listed in Exhibit A thereto as Bridge Holders and the persons and entities listed in Exhibit B thereto as Somanta Holders, in each case, identified therein.

                  (ii)     Mechanics of Conversion.
                           -----------------------

                           (a)      Such right of conversion shall be exercised
by the Payee by delivering to the Company a conversion notice substantially in the form attached hereto as Exhibit B (the "Conversion Notice"), appropriately completed and duly signed, and by surrender not later than five (5) business days thereafter of this Note (or if the original Note has been lost or destroyed, an affidavit of Payee in customary form certifying as to such loss or destruction). The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates representing the shares of Common Stock shall be issued, if other than the name in which this Note is registered. Promptly after the receipt of the Conversion Notice, the Company shall issue and deliver, or cause to be delivered, to the Payee or such Payee's nominee, a certificate or certificates for the number of shares of Common Stock equal to the Conversion Number which shares shall be fully paid and non-assessable. Such conversion shall be deemed to have been effected as of the date of receipt by the Company of the Conversion Notice (the "Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

                           (b)      The Company shall effect such issuance of
Common Stock within three (3) trading days after the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by the Payee within three (3) trading days after the receipt by the Company of such Conversion Notice. If certificates evidencing the Common Stock are not received by the holder within five (5) Business Days after the Conversion Notice, then the Payee will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date. If the conversion has not been rescinded in accordance with this paragraph and the Company fails to deliver to the holder such certificate or certificates pursuant to this Section 9B in accordance herewith, prior to the seventh (7th) Business Day after the Conversion Date (assuming timely surrender of the Note), the Company shall pay to the Payee, in cash, on a per diem basis, an amount equal to 2% of the principal amount and all interest accrued thereon of the Note until such delivery takes place and interest shall continue to accrue as provided in
Section 4.A as if no Conversion Notice had been delivered.

                  (iii) The Company's obligation to issue Common Stock upon conversion of Note shall be absolute, is independent of any covenant of the Payee, and shall not be subject to: (i) any offset or defense; or (ii) any claims against the Payee whether pursuant to this Note any Transaction Document or otherwise.

                  (iv) Reservation of Shares. The Company shall at all times reserve and keep available for issuance to the Payee from its authorized but unissued shares of Common Stock, a number of shares of Common Stock that is sufficient to fully convert this Note pursuant to this Section 9.B.

                  (v) Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of this Note pursuant to this Section 9.B. Any fractional share of Common Stock that would otherwise be issuable upon conversion pursuant to this Section 9.B shall be rounded up to the nearest whole number of shares of Common Stock.

         10.      Miscellaneous.

                  A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively. The Payee shall not be entitled to assign this Note without the written consent of the Company, which consent shall not be unreasonably withheld.

                  B. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws or principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

                  C. Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE

OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.

                  D. Expenses and Fees. All fees, costs and expenses of every kind and nature, including but not limited to the reasonable attorneys' fees and legal expenses, incurred by Payee in connection with the collection, administration, or enforcement of its rights under this Note or in defending or prosecuting any actions or proceedings arising out of or related to any amounts due to Payee under this Note shall be borne and paid by the Company upon written demand by the Payee and until paid, shall be added to the amounts due hereunder and bear interest at a rate per annum equal to 12%.

                  E. Entire Agreement. This Note (including any schedule referenced herein), the Security Documents and the Letter Agreement set forth the entire agreement of the parties with respect to the subject matter hereof and thereof, superseding and replacing any agreement or understanding that may have existed between the parties prior to the date hereof in respect to such subject matter.


                            [Signature Page Follows.]

         IN WITNESS WHEREOF, this Note has been executed and delivered on the date first specified above by the duly authorized representative of the Company.

                                       SOMANTA INCORPORATED


                                       By: /s/ TERRANCE J. BRUGGEMAN
                                           -------------------------------------
                                           Name:  Terrance J. Bruggeman
                                           Title: Executive Chairman

                                   Schedule A
                                   ----------


                                 Use of Proceeds
                                 ---------------

                                   Schedule B
                                   ----------


                             Affiliate Transactions
                             ----------------------

                                    EXHIBIT A

                              SCHEDULE OF TRANCHES
                              --------------------

--------------------------------------------------------------------------------
      Date         Principal Amount     Unpaid Principal       Name of Person
                     of Tranche         Balance of Note       Making  Notation
--------------------------------------------------------------------------------
August 23, 2005       $1,000,000          $1,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    EXHIBIT B

                            FORM OF CONVERSION NOTICE

           (To be executed by the Payee in order to convert the Note)

The undersigned hereby irrevocably elects to convert the Secured Convertible Promissory Note (the "Note") of Somanta Incorporated, a Delaware corporation (the "Company"), held by the undersigned into shares of Common Stock, according to the terms and conditions of the Note and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the Note being converted is attached hereto (and the original Note shall be transmitted to the Corporation pursuant to the terms thereof). All capitalized terms used in this Conversion Notice, but not otherwise defined herein shall have the meanings assigned in the Note. Execution and delivery of this Conversion Notice by facsimile shall be valid an binding for all purposes and shall be effective upon such facsimile transmission.

______________________________________________________________________________
Date of Conversion (Date of Notice)

Conversion Information:[NAME OF PAYEE]


___________________________________

Address of Payee:
___________________________________

___________________________________
Issue Common Stock to (if different than above):
Name:______________________________

Address:___________________________

___________________________________

Tax ID #:__________________________


________________________________________________
Name of Payee


By:_____________________________________________
Name:
Title: